Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

May 4, 2023

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

Greystone Housing Impact Investors Reports First Quarter 2023 Financial Results

Omaha, Nebraska – On May 4, 2023, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months ended March 31, 2023.

Financial Highlights

The Partnership reported the following results as of and for the three months ended March 31, 2023:

•
Net income of $0.60 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $0.81 per BUC
•
Total assets of $1.63 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.2 billion

In March 2023, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly cash distribution to the Partnership's BUC holders of $0.37 per BUC. The distribution was paid on April 28, 2023, to BUC holders of record as of the close of trading on March 31, 2023.

Management Remarks

“Our first quarter results continue to demonstrate strong returns from the execution of our strategies,” said Kenneth C. Rogozinski, the Partnership’s Chief Executive Officer. “We continue to execute on new mortgage revenue bond investment opportunities at accretive returns and realized significant gains on the sale of our two Vantage equity investments in Omaha, NE during the quarter. In addition, the increased uncertainty in the commercial banking and financial sectors over the recent months has created new lending opportunities for us to pursue beyond our normal pipeline.”

Recent Investment and Financing Activity

The Partnership reported the following notable transactions during the first quarter of 2023:

•
Advanced funds on MRB and taxable MRB investments totaling $62.4 million.
•
Advanced funds on GIL, taxable GIL and property loan investments totaling $28.3 million.

•
Advanced funds to a new joint venture equity investment totaling $4.2 million for a to-be-constructed 102-bed seniors housing property in Minden, Nevada. The property will consist of independent living, assisted living, and memory care beds. The joint venture equity investment is with a new developer partner that is an experienced seniors housing developer and operator.
•
Received total proceeds of $27.9 million from the sale of Vantage at Stone Creek and Vantage at Coventry equity investments in Omaha, NE, inclusive of the return of the Partnership’s initial investment commitments made in March and September 2019, respectively. The Partnership recognized gains on sale totaling $15.4 million.
•
Obtained TOB trust financing proceeds totaling $110.1 million as leverage on our overall various investment funding.
•
Issued 1,500,000 Series A-1 Preferred Units to a financial institution with an aggregate stated value of $15.0 million, of which 700,000 Series A-1 Preferred Units were issued in exchange for 700,000 outstanding Series A Preferred Units held by the financial institution and 800,000 Series A-1 Preferred Units were issued pursuant to an additional investment by the same financial institution. The Partnership received aggregate proceeds of $8.0 million pursuant to the additional investment. The Partnership received no proceeds upon the exchange of the Series A-1 Preferred Units for the existing Series A Preferred Units.
•
The Partnership did not hold its cash with, and were not borrowing customers of, Silicon Valley Bank, Signature Bank, or First Republic Bank. Based on publicly available information, the banks the Partnership uses in connection with its business activities are well capitalized.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
All affordable multifamily MRB and GIL investments are current on contractual principal and interest payments and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers as of March 31, 2023.
•
The Partnership continues to execute on its hedging strategy, primarily through the use of interest rate swaps, to reduce the impact of recently volatile market interest rates.
•
Two joint venture equity investment properties were over 80% occupied as of March 31, 2023, including the Vantage at Conroe property which was listed for sale in March 2023. Two other Vantage property investments have commenced leasing activities to date. Seven additional joint venture investment properties are currently under construction or in development, with none having experienced material supply chain disruptions for either construction materials or labor to date.

•
The Partnership owns the Suites on Paseo MF Property near San Diego State University. The property continues to meet all direct obligations with cash flows from operations and is 91% occupied as of March 31, 2023.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Thursday, May 4, 2023 at 4:30 p.m. Eastern Time to discuss the Partnership’s First Quarter 2023 results.

Individuals located in the U.S. who are interested in participating in the question-and-answer session by telephone may dial in toll free at (877) 407-8813. International participants may dial in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “Events & Presentations” or via the following link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=JqZI6k1B

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts on business operations, employment, and financial conditions; current financial conditions within the banking industry, including the effects of recent failures of financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which we operate, which may be unfavorably impacted by increases in mortgage interest rates, slowing economic growth, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; persistent inflationary trends, spurred by multiple factors including expansionary monetary and fiscal policy, higher commodity prices, a tight labor market, and low residential vacancy rates, which may result in further interest rate increases and lead to increased market volatility; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2023	2022
Revenues:
Investment income	$19,302,685	$14,403,403
Property revenues	1,225,620	1,927,001
Other interest income	4,409,665	2,875,967
Total revenues	24,937,970	19,206,371
Expenses:
Real estate operating (exclusive of items shown below)	602,253	1,064,562
Provision for credit losses	(545,000)	-
Depreciation and amortization	404,981	683,662
Interest expense	17,971,498	3,937,131
General and administrative	5,072,587	3,681,838
Total expenses	23,506,319	9,367,193
Other Income:
Gain on sale of investments in unconsolidated entities	15,366,929	16,439,750
Income before income taxes	16,798,580	26,278,928
Income tax expense	7,358	14,910
Net income	16,791,222	26,264,018
Redeemable Preferred Unit distributions and accretion	(746,650)	(717,744)
Net income available to Partners	$16,044,572	$25,546,274

Net income available to Partners allocated to:
General Partner	$2,479,058	$2,737,044
Limited Partners - BUCs	13,490,834	22,729,198
Limited Partners - Restricted units	74,680	80,032
	$16,044,572	$25,546,274
BUC holders' interest in net income per BUC, basic and diluted	$0.60	$1.01	*
Weighted average number of BUCs outstanding, basic	22,538,928	22,480,077	*
Weighted average number of BUCs outstanding, diluted	22,538,928	22,480,077	*

* On April 1, 2022, the Partnership effected a one-for-three reverse unit split of its outstanding BUCs (the “Reverse Unit Split”). On October 31, 2022, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.01044 BUCs for each BUC outstanding as of September 30, 2022 (the “Third Quarter BUCs Distribution”). On January 31, 2023, the Partnership completed a distribution in the form of additional BUCs at a ratio of 0.0105 BUCs for each BUC outstanding as of December 30, 2022 (the “Fourth Quarter BUCs Distribution”, collectively with the Third Quarter BUCs Distribution, the “BUCs Distributions”). The amounts indicated in the Condensed Consolidated Statements of Operations have been adjusted to reflect both the Reverse Unit Split and the BUCs Distributions on a retroactive basis.

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

This document refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. The Partnership believes CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three months ended March 31, 2023 and 2022 (all per BUC amounts are presented giving effect to the one-for-three Reverse Unit Split and the BUCs Distributions on a retroactive basis for all periods presented):

	For the Three Months Ended March 31,
	2023	2022
Net income	$16,791,222	$26,264,018
Change in fair value of derivative instruments	3,435,967	(2,475,131)
Depreciation and amortization expense	404,981	683,662
Provision for credit losses (1)	(545,000)	-
Amortization of deferred financing costs	1,005,767	451,472
Restricted unit compensation expense	349,959	173,898
Deferred income taxes	(982)	7,266
Redeemable Preferred Unit distributions and accretion	(746,650)	(717,744)
Tier 2 Income allocable to the General Partner (2)	(2,415,221)	(2,645,979)
Recovery of prior credit loss (3)	(16,967)	(5,279)
Bond premium, discount and origination fee amortization, net of cash received	(47,181)	(78,375)
Total CAD	$18,215,895	$21,657,808

Weighted average number of BUCs outstanding, basic	22,538,928	22,480,077
Net income per BUC, basic	$0.60	$1.01
Total CAD per BUC, basic	$0.81	$0.96
Cash Distributions declared, per BUC	$0.370	$0.323

(1)
The adjustment for the three months ended March 31, 2023 reflects the change in our allowances for credit losses under the Current Expected Credit Loss (or “CECL”) standard under Accounting Standards Codification 326 that became effective for the Partnership effective January 1, 2023 which requires us to update estimates of expected credit losses for our investments portfolio at each reporting date. The accounting for credit losses for the three months ended March 31, 2022 was subject to previous accounting guidance that applied an incurred loss model rather than expected credit losses. There were no credit losses incurred using the prior accounting guidance for the three months ended March 31, 2022.

(2)
As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the three months ended March 31, 2023, Tier 2 income allocable to the General Partner consisted of approximately $3.8 million related to the gain on sale of Vantage at Stone Creek and Vantage at Coventry in January 2023, offset by a $1.4 million Tier 2 loss allocable to the General Partner related to the Provision Center 2014-1 MRB realized in January 2023 upon receipt of the majority of expected bankruptcy liquidation proceeds. For the three months ended March 31, 2022, Tier 2 income allocable to the General Partner related to the gain on sale of Vantage at Murfreesboro in March 2022.

(3)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.